Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Berman Center, Inc. (f/k/a LB Center, Inc.) on Form SB-2 of our report, dated May 12, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
/s/ Singer Lewak Greenbaum & Goldstein, LLP

Los Angeles, California
June 30, 2005